                                                                    Exhibit 99

[Eagle Bancorp, Inc. Logo Omitted]

PRESS RELEASE                                               EAGLE BANCORP, INC.
FOR IMMEDIATE RELEASE                                       CONTACT:
                                                            Ronald D. Paul
July 18, 2005                                               301.986.1800

    EAGLE BANCORP, INC. ANNOUNCES 42% INCREASE IN EARNINGS FOR THE FIRST SIX
                      MONTHS OF 2005 WITH ASSETS EXCEEDING
                                  $600 MILLION

BETHESDA, MD. Eagle Bancorp, Inc. (Nasdaq: EGBN), the parent company of EagleBank, today announced net income of $3.2 million for the six months ended June 30, 2005, compared to $2.3 million for the first six months of 2004, an increase of 42%. On a per-share basis, the Company earned $0.45 per basic share and $0.43 per diluted share for 2005, as compared to $0.32 per basic share and $0.31 cents per diluted share for 2004.

For the second quarter of 2005, the Company earned $1.6 million ($0.22 per basic share and $0.21 per diluted share), as compared to $1.1 million ($0.15 per basic share and diluted share) for the second quarter of 2004, a 45% increase.

"We are extremely pleased to report continuing strong financial results for Eagle Bancorp for the first half and second quarter of 2005", noted Leonard L. Abel, Chairman of Eagle Bancorp, Inc. and Ronald D. Paul, President and CEO of Eagle Bancorp, Inc. "Growth in both deposits and loans and a favorable net interest margin comparison continue to propel increases in revenues and net earnings. Asset quality remains strong and the Company continues to make investment in its infrastructure to support a growing organization, while managing its overall costs as measured by the efficiency ratio."

For the six months ended June 30, 2005, the Company reported an annualized return on average assets (ROAA) of 1.12% as compared to 0.99% for the first six months of 2004; while the annualized return on average equity (ROAE) was 10.83%, as compared to 8.30% for the same period in 2004.

A number of factors contributed to the very strong first six month results. Both lending and deposit activity were strong in the period, and resulted in strong growth in net interest income due to both increased volume, and an improved net interest margin over the prior period. The Bank's asset/liability management position has allowed it to benefit from the continued increase in market interest rates in the January to June period. For the first six months of 2005, the net interest margin was 4.99% as compared to 4.23% for the first six months in 2004. Non-interest income for the first six months of 2005 was $1.9 million compared to $1.9 million in the first six months of 2004. Excluding securities gains of $12 thousand during the first six months of 2005 and $253 thousand during the same period in 2004, noninterest income increased 16%. This increase in noninterest income exclusive of securities gains was due primarily to increased amounts of gains on the sale of SBA loans, which increased to $517 thousand for the first six months of 2005, as compared to $241 thousand in the first six months of 2004. EagleBank is the leading community bank lender in the Washington D.C. metropolitan area.

Non-interest expenses were $9.4 million for the first six months of 2005, as compared to $7.1 million for 2004, a 31% increase. The primary reasons for this increase were increases in staff levels, and related personnel cost increases, higher incentive compensation, increased occupancy cost, due in part to new banking offices, and higher marketing and data processing costs associated with a larger organization. In spite of higher levels of noninterest expenses, the very strong growth in revenue allowed the efficiency ratio to improve for the first six months of 2005 to 61.09% from 65.46% for the same period in 2004.

Asset quality remained favorable in the period. The Company recorded net recoveries of $28 thousand for the first six months of 2005 as compared to net recoveries of $47 thousand for the first six months of 2004. The ratio of non-performing loans to total loans was .03% at June 30, 2005 as compared to ..13% at June 30, 2004. The provision for loan loss was $887 thousand for the first six months in 2005 as compared to $230 thousand for 2004; the increase due substantially to growth in the portfolio. At June 30, 2005, the allowance for credit losses represented 1.07% of loans outstanding, as compared to 1.13% at June 30, 2004.

At June 30, 2005, total assets were $610.1 million compared to $494.0 million at June 30, 2004, a 23% increase. Total deposits amounted to $516.4 million, at June 30, 2005, a 28% increase over deposits of $403.2 million at June 30, 2004, while total loans increased to $481.8 million at June 30, 2005, from $349.0 million at June 30, 2004, a 38% increase.

Eagle Bancorp commenced a quarterly cash dividend of $.07 per share in the first quarter of 2005, which was also paid for the second quarter of 2005.

The Summary of Financial Information presented on the following pages provides more detail of the Company's performance for the six and three months ended June 30, 2005 as compared to 2004. Persons wishing additional information should refer to the Company's Form 10K filed with the Securities and Exchange Commission on March 16, 2005.

Eagle Bancorp is the holding company for EagleBank and its subsidiary, Eagle Land Title, LLC. EagleBank commenced operations in 1998. The Bank is headquartered in Bethesda, Maryland, and conducts full service commercial banking services thru eight offices, located in Montgomery County, Maryland and Washington, D.C. A lease has been executed for a new community bank office in Chevy Chase, Maryland which is expected to be opened in the first quarter of 2006. The Company focuses on building relationships with businesses, professionals and individuals in its marketplace.


FORWARD LOOKING STATEMENTS: This press release contains forward looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as "may," "will," "anticipates," "believes," "expects," "plans," "estimates," "potential," "continue," "should," and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company's market, interest rates and interest rate policy, competitive factors and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company's past results are not necessarily indicative of future performance.

EAGLE BANCORP, INC
Statement of Condition Highlights


                                                                                        JUNE 30,       DECEMBER 31,     JUNE 30,
(in thousands)                                                                            2005            2004           2004
                                                                                        ------------------------------------------
                                                                                        UNAUDITED        AUDITED        UNAUDITED
                                                                                        ------------------------------------------
ASSETS
Cash and due from banks                                                                 $  24,577       $  31,100       $  31,180
Interest bearing deposits with banks and other short term investments                      10,689           9,594           5,936
Federal funds sold                                                                          2,002          15,035          23,980
Investment securities available for sale, at fair value                                    71,035          64,098          63,922
Loans held for sale                                                                         3,646           2,208           3,866
Loans                                                                                     481,769         415,509         349,012
Less: allowance for credit losses                                                          (5,155)         (4,240)         (3,957)
Premises and equipment, net                                                                 5,962           5,726           5,603
Accrued interest, taxes and other assets                                                   15,575          14,423          14,485
                                                                                        -----------------------------------------
TOTAL ASSETS                                                                            $ 610,100       $ 553,453       $ 494,027
                                                                                        =========================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Noninterest bearing deposits                                                            $ 146,039       $ 130,309       $  96,252
Interest bearing deposits                                                                 370,401         331,978         306,996
                                                                                        -----------------------------------------
    Total deposits                                                                        516,440         462,287         403,248
Federal funds purchased and securities sold                                                26,352          23,983          21,906
     under repurchase agreements                                                                                                -
Other borrowings                                                                            4,333           6,333          12,528
Other liabilities                                                                           1,920           2,316           1,623
                                                                                        -----------------------------------------
     Total liabilities                                                                    549,045         494,919         439,305
Stockholders' equity                                                                       61,055          58,534          54,722
                                                                                        -----------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                              $ 610,100       $ 553,453       $ 494,027
                                                                                        =========================================

EAGLE BANCORP, INC.
Statements of Income Highlights
(in thousands)


                                                                          SIX MONTHS ENDED                THREE MONTHS ENDED
                                                                                JUNE 30,                        JUNE 30,
                                                                     ----------------------------      ---------------------------
                                                                        2005             2004             2005             2004
                                                                     (UNAUDITED)      (UNAUDITED)      (UNAUDITED)      (UNAUDITED)
                                                                     -----------      -----------      -----------      -----------
Total interest income                                                $   16,362       $   10,989       $    8,652       $    5,613
Total interest expense                                                    2,942            2,013            1,707            1,044
                                                                     ----------       ----------       ----------       ----------
Net interest income                                                      13,420            8,976            6,945            4,569
                                                                     ----------       ----------       ----------       ----------
Provision for credit losses                                                 887              230              470               76
Noninterest income (before investment gains)                              1,913            1,654              874              825
Investment Gains                                                             12              253               12                -
Noninterest expense                                                       9,375            7,124            4,900            3,631
                                                                     ----------       ----------       ----------       ----------
Income before income tax expense                                          5,083            3,529            2,461            1,687
Income tax expense                                                        1,874            1,277              905              614
                                                                     ----------       ----------       ----------       ----------
Net income                                                           $    3,209       $    2,252       $    1,556       $    1,073
                                                                     ==========       ==========       ==========       ==========



PER SHARE DATA (1):
Earnings per share, basic                                            $     0.45       $     0.32       $     0.22       $     0.15
Earnings per share, diluted                                          $     0.43       $     0.31       $     0.21       $     0.15
Shares outstanding at period end                                      7,095,397        7,025,534        7,085,855        7,025,534
Weighted average shares outstanding, basic                            7,085,855        7,016,697        7,092,770        7,023,232
Weighted average shares outstanding, diluted                          7,514,477        7,274,391        7,533,336        7,315,565
Book value per share at period end                                   $     8.60       $     7.79


(1) Prior periods adjusted to give retroactive effect to the 1.3 to 1 stock split in the form of a 30% stock dividend paid on February 25, 2005


EAGLE BANCORP, INC.
Performance Ratios (annualized):


Return on average assets                                                  1.12%             0.99%
Return on average equity                                                 10.83%             8.30%
Net interest margin                                                       4.99%             4.23%
Efficiency ratio (2)                                                     61.09%            65.46%

OTHER RATIOS:
Allowance for credit losses to total loans                                1.07%             1.13%
Non performing loans to total loans                                       0.03%             0.13%
Net charge-offs (annualized) to average loans                            -0.01%            -0.03%
Average equity to average assets                                         10.37%            11.89%
Tier 1 leverage Ratio                                                    10.61%            12.10%
Total risk based capital ratio                                           12.46%            16.20%

AVERAGE BALANCES:
Total assets                                                          $ 576,109         $ 456,495
Total earning assets                                                  $ 542,780         $ 424,259
Total loans                                                           $ 443,235         $ 332,108
Total deposits                                                        $ 479,639         $ 368,371
Total stockholders' equity                                            $  59,748         $  54,297


(2) Computed by dividing noninterest expense by the sum of net interest income and noninterest income